Exhibit 10.10

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD GRANT NOTICE
     Pursuant to the Allergan, Inc. 2008 Incentive Award Plan (the “Plan”), Allergan, Inc. (the “Company”) hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions set forth herein, in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”).

Participant:
Grant Date:
Total Number of
Shares of Restricted Stock:

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to 4,800 Shares, as adjusted pursuant to Section 11.1 of the Plan, each calendar year upon the earlier to occur of:

	(i)	the first anniversary of the Grant Date, or

	(ii)	the annual meeting held during such calendar year at which one or more members of the Board are standing for re-election.

In no event, however, shall the Forfeiture Restriction (as defined in the Restricted Stock Agreement) lapse as to any additional Shares following Participant’s termination of service as a Director of the Company, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company and Participant.
Remainder of page intentionally left blank.

     By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator arising under the Plan, this Grant Notice or the Restricted Stock Agreement or relating to the Shares.

ALLERGAN, INC.:		PARTICIPANT:

By:		By:
Print Name:		Print Name:
Title:

Address:	2525 Dupont Drive	Address:
Irvine, California 92612

Attachments:	Restricted Stock Award Agreement (Exhibit A) Allergan, Inc. 2008 Incentive Award Plan (Exhibit B) Allergan, Inc. 2008 Incentive Award Plan Prospectus (Exhibit C)

NON-EMPLOYEE DIRECTOR
EXHIBIT A TO THE RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
May 2008
     Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Allergan, Inc. (the “Company”) granted to the participant (“Participant”) specified on the Grant Notice a restricted stock award under the Allergan, Inc. 2008 Incentive Award Plan (the “Plan”) for the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), indicated in the Grant Notice (the “Shares”), subject to the terms and conditions of the Grant Notice, this Agreement and the Plan.
I. GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
     1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.
II. GRANT OF RESTRICTED STOCK
     2.1 Grant of Restricted Stock. In consideration of Participant’s past and/or continued service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company hereby agrees to issue the Shares to Participant, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.
     2.2 Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of the Grant Notice by the parties or on such other date as the Company and Participant shall agree (the “Issuance Date”). Subject to Section 2.3, the Company shall issue the Shares (which shall be issued in Participant’s name) on the Issuance Date.
     2.3 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on all stock exchanges on which such Stock is then listed;
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;

     (d) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and
     (e) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other Subsidiary) is required to withhold upon issuance of such Shares.
     2.4 Rights as Stockholder. Except as otherwise provided in Section 3.6 or elsewhere in this Agreement, upon issuance of the Shares, Participant shall have all the rights of a stockholder with respect to the Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
     2.5 Escrow. Until the Forfeiture Restriction (as defined in Section 3.1) and all of the restrictions on transfer imposed pursuant to this Agreement lapse or are removed, the Administrator may require the certificate(s) representing the Unreleased Shares (as defined in Section 3.4) to be deposited with the Secretary of the Company, or such other escrow holder as the Administrator may appoint, as Participant’s attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited pursuant to Section 3.1.
III. RESTRICTIONS ON SHARES
     3.1 Forfeiture Restriction. Subject to the provisions of Section 3.2 and Section 3.3, upon Participant’s termination of service as a Director of the Company for any or no reason, all of the Unreleased Shares shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Participant. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 2.5 and Section 3.6 shall be promptly transferred by the escrow agent to the Company.
     3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice and Section 3.3 below. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.5. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 2.5 and Section 3.6 shall be promptly paid by the escrow agent to Participant.
     3.3 Accelerated Vesting. Notwithstanding anything to the contrary in Section 3.2 or the Grant Notice, the Shares shall be released from the Forfeiture Restriction on an accelerated basis under the following circumstances:
          (a) if Participant’s termination of service as a Director of the Company occurs by reason of Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Shares shall be released from the Forfeiture Restriction immediately prior to Participant’s termination of service as a Director of the Company; and

          (b) if a Change in Control occurs prior to Participant’s termination of service as a Director of the Company, then the Shares shall be released from the Forfeiture Restriction immediately prior to the occurrence of such Change in Control.
     3.4 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”
     3.5 Restrictions on Transfer.
          (a) Subject to Section 3.5(b), no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
          (b) Notwithstanding any other provision of this Agreement, with the consent of the Administrator, the Unreleased Shares may be transferred to one or more “Permitted Transferees” (as defined below), subject to the following terms and conditions:
          (i) the Unreleased Shares shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;
          (ii) the Unreleased Shares shall continue to be subject to all the terms and conditions of the Plan and this Agreement, as amended from time to time, as applicable to Participant (other than the ability to further transfer the Unreleased Shares); and
          (iii) Participant and the Permitted Transferee execute any and all documents requested by the Company, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws, and (C) evidence the transfer.
“Permitted Transferee” means, with respect to Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, any other entity in which these persons (or Participant) own more than 50% of the voting interests, or any other transferee specifically approved by the Administrator.
     3.6 Restrictions on Distributions, etc. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities or other property, but excluding money paid as a regular cash dividend), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event that affects the Stock, then any new or additional or different shares or securities or property (including cash) which is paid, issued, exchanged or distributed in respect of Shares then subject to the Forfeiture Restriction shall be subject to the Forfeiture Restriction and the restrictions on transfer set forth in Section 3.5 and shall be considered to be Unreleased Shares, until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). The Administrator may require any new or additional or different shares or securities or property (including cash) considered to be Unreleased Shares pursuant to this Section 3.6 to be deposited with the Secretary of the Company, or such other escrow holder as the Administrator may appoint, as Participant’s attorney-in-fact to sell, assign and transfer unto the Company, such new or additional or different shares or securities or property (including cash) considered to be Unreleased Shares pursuant to this Section 3.6, if any, forfeited pursuant to Section 3.1. Notwithstanding the foregoing, nothing herein shall limit the ability of the Administrator to adjust Unreleased Shares or make other adjustments to the terms and conditions of this Agreement in accordance with the provisions of Section 11.1 of the Plan.
IV. OTHER PROVISIONS
     4.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares.
     4.2 Taxes. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant understands that Participant will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days following the date of purchase.
     PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
     4.3 Restrictive Legends and Stop-Transfer Orders.
          (a) In order to enforce the Forfeiture Restriction and the other restrictions set forth in the Plan and this Agreement, the Administrator may cause one or more legends referencing the Forfeiture Restriction and other restrictions, and any other legend(s) that may be required by applicable federal, state or foreign securities laws, to be placed on the certificate(s) evidencing the Shares.
          (b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     4.4 No Right to Continue in Service. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in service as a member of the Board of Directors of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its stockholders (or of a Subsidiary and its stockholders, as the case may be), which rights are hereby expressly reserved, to discharge or terminate Participant’s services at any time for any reason whatsoever, with or without cause.
     4.5 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be deemed duly given only when delivered in person or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, addressed as follows:

If to the Company:	Allergan, Inc. Attention: General Counsel 2525 Dupont Drive Irvine, California 92612

If to Participant:	To Participant’s most recent address then on file in the Company’s personnel records.
By a notice given pursuant to this Section 4.5, either party may thereafter designate a different address for notices to be given to that party.
     4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     4.7 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     4.8 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     4.9 Amendments. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no termination, amendment, or modification of this Agreement shall adversely affect the Shares in any material way without Participant’s prior written consent. This Agreement may not be modified, suspended or terminated except by an instrument in writing signed by a duly authorized representative of the Company and, if Participant’s consent is required, by Participant.

     4.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.5, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
     4.11 Section 16. Notwithstanding any other provision of the Plan or this Agreement, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     4.12 Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

EXHIBIT B TO THE RESTRICTED STOCK AWARD GRANT NOTICE
ALLERGAN, INC. 2008 INCENTIVE AWARD PLAN

EXHIBIT C TO THE RESTRICTED STOCK AWARD GRANT NOTICE
ALLERGAN, INC. 2008 INCENTIVE AWARD PLAN PROSPECTUS